UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2011

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On June 21, 2011, the Board of Directors of Cross Country Healthcare, Inc. (“the Company”) elected Richard M. Mastaler to serve as a director of the Company until its Annual Meeting of Stockholders to be held in 2012.

Mr. Mastaler has, since 2002, been the Chairman and Chief Executive Officer of Managed Health Venture, Inc., a managed care consulting firm, which he founded in 2002.  He previously held executive-level positions with CCN Managed Care, Inc., Magellan Health Services, Inc., Preferred Health Networks, QualMed, Inc., Humana Medical Plan, Unilab Corporation, and three Humana hospitals.  Mr. Mastaler holds a Bachelor of Science degree in Business Administration from Florida State University and a Master’s degree in Healthcare Administration from George Washington University.  He also is a Fellow of the American College of Healthcare Executives. Mr. Mastaler is an investor in and currently serves on the Board of Directors of privately-held MedeAnalytics, Inc., MedeAnalytics International, Ltd., and One Recovery, Inc.  He also served on the Board of Directors of American Service Group, Inc. (Nasdaq: ASGR) from 2001 – 2006.

As a new, non-employee director, Mr. Mastaler will be entitled to an annual stock award and cash compensation, consistent with our other non-employee directors.

A copy of the press release announcing the election of Mr. Mastaler to our Board of Directors is attached hereto as Exhibit 99.1

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on June 24, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

		By:	/s/ Joseph A. Boshart
		Name:	Joseph A. Boshart
		Title:	President and Chief Executive Officer
Dated:	June 24, 2011

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